EXHIBIT 10.01

SUPPLEMENT

This Supplement, dated July 14, 2005, by and between eLinear, Inc., a Delaware corporation (the “Company”), and [___________] (the “Purchaser”), amends that certain Securities Purchase Agreement, dated February 28, 2005, by and between the Company and Purchaser (the “Securities Purchase Agreement”); that certain Registration Rights Agreement, dated February 28, 2005, by and between the Company and the Purchaser (the “Registration Rights Agreement”); and that certain Secured Convertible Term Note, dated February 28, 2005, by the Company in favor of Purchaser for the total principal amount of $5,000,000 (the “Note”); the Restricted Account Side Agreement, dated February 28, 2005, by and between the Company and Purchaser (the “Restricted Account Side Letter”, collectively, with the Security Purchase Agreement, the Related Agreements (as defined in the Securities Purchase Agreement), the Note, and the Registration Rights Agreement, the “Funding Documents”).

PREAMBLE

WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan the Company a total principal amount of $5,000,000 (“Loan Amount”), $1,140,000 was funded to the Company at Closing and the remaining $3,860,000 was funded to the Restricted Account (as defined in the Securities Purchase Agreement), convertible into shares of the Company’s common stock (the “Note Shares”) at an initial fixed conversion price of $1.00;

WHEREAS, pursuant to the Funding Documents, the Company agreed to register the Note Shares;

WHEREAS, pursuant to the Funding Documents, the Purchaser was granted a warrant to purchase 750,000 shares the Company common stock (the “Warrant”);

WHEREAS, pursuant to the terms of the Funding Documents, the Company filed a registration statement with the United States Securities and Exchange Commission (“SEC”) on March 22, 2005 (the “Registration Statement”);

WHEREAS, the SEC has determined that the Purchaser is not irrevocably bound to purchase the Note Shares attributable to the conversion of the Loan Amount held in the Restricted Account and therefore the shares attributable to such amount may not be registered until the Purchaser is irrevocably bound; and

WHEREAS, the Purchaser and the Company desire to amend the transactions contemplated by the Funding Documents, to allow (i) the Purchaser to release, as of the date hereof, the sum of $3,886,603.85, representing all funds held in the Restricted Account as of the date hereof, which funds shall be disbursed as follows: $886,603.85 will be funded to the Company, and $3,000,000 will be funded to the Purchaser in pre-payment of $3,000,000 of the principal amount of the Note, without incurring any penalties or premiums; (ii) the Company to register the shares issued or issuable upon the conversion of the Amended and Restated Note issued in connection with this Supplement for the total principal amount of $2,106,069.44, the Warrant Shares (as defined in the Securities Purchase Agreement), and the shares issued or issuable upon the exercise of the warrants issued to the Purchaser and the other investors, as of the date hereof; (iii) to provide the Purchaser and the other investors who entered documents having substantially identical terms to the Funding Documents a right of first refusal; and (iv) to issue Purchaser warrants to purchase an aggregate 708,333 shares of Common Stock, a form of the warrants are attached hereto as Exhibit A and Exhibit B (collectively, the “Supplemental Warrants”).

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Terms of this Supplement.

          1.1  Release of Funds and Prepayment. As of the date hereof, the Purchaser shall release the amounts held in the Restricted Account, of which $3,000,000 shall be transferred to the Purchaser in payment of $3,000,000 of the principal amount of the Note without penalties or premiums, and the remaining amount of $886,603.85 shall be transferred to the Company pursuant to the wire transfer instructions provided by the Company to the Purchaser. Subsequent to the release of the funds from the Restricted Account, the Restricted Account shall be closed and the Restricted Account Agreement and the Restricted Account Side Letter shall be terminated.

1.2  Warrants. The Company will issue and deliver to Purchaser the Supplemental Warrants.

       (a)   In connection with the issuance of the Supplemental Warrants, the Purchaser represents and warrants that the representations contained in Section 5.3 through 5.7 of the Securities Purchase Agreement are true and correct as of the date hereof.

(b)	The Supplemental Warrants shall contain the following legend:

"THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELINEAR, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The shares issuable pursuant to the Supplemental Warrants, if not issued by DWAC system (as defined in the Securities Purchase Agreement), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ELINEAR, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

2.	Waiver and Release by the Purchaser.

2.1 Possible Violation of Section 5 of the Securities Act. The Purchaser, its respective officers, directors, agents, affiliates, control persons, and principal shareholders (the “Purchaser Affiliates”), hereby waive and release the Company, its respective officers, directors, agents, affiliates, control persons, and principal shareholders (the “Company Affiliates”), from any and all claims, costs, expenses, liabilities, obligations, losses or damages of any nature (the “Losses”), incurred by or relating to any possible violation of Section 5 of the Securities Act of 1933, as amended, that may have occurred prior to the date hereof upon the Closing of the Securities Purchase Agreement, the filing of the Registration Statement, or the execution of this Supplement.

2.2 The Registerable Securities. The Purchaser and the Purchaser Affiliates hereby waive and release the Company and the Company Affiliates from the Losses, including any fees, penalties or liquidated damages provided for in the Registration Rights Agreement, existing as of the date hereof, incurred by or relating to the Company’s failure to register the Registerable Securities (as defined in the Registration Rights Agreement prior to this Supplement) in accordance with the Funding Documents.

3.  Securities Purchase Agreement.

3.1 Defined Terms. Defined terms not defined in this Section 3 shall have the meaning set forth in the Securities Purchase Agreement.

3.2 The first sentence of Section 6.18 of the Securities Purchase Agreement shall be replaced in its entirety with the following:

“6.18 Pro Rata Requirement. The Company hereby agrees that if the Company takes any action or omits to take any action in connection with or relating to this Agreement or any of the Related Agreements (collectively, the "Transaction Documents"), including, without limitation, any prepayments, redemptions, repayments, conversions, determinations as to payments in cash or stock or a combination of stock or cash or otherwise, then it must simultaneously take the similar action or omission, pro rata as applicable, with respect to the documents having substantially identical terms to the Transaction Documents issued and entered into on February 28, 2005 with certain other investors (the “Other Investors”) and which are amended in documents having substantially identical terms to the Supplement (the "Other Investor Transaction Documents" and collectively with the Transaction Documents, the "February Transaction Documents").”

3.3 Article 6 of the Securities Purchase Agreement shall be amended by adding the following provision:

“6.20 Participation in Future Financing."

(a) From the date of this Supplement until 12 months after the Effective Date (as defined in the Registration Rights Agreement), the Company shall not effect a financing of its Common Stock, or any security of the Company, or its subsidiaries, which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (a “Subsequent Financing”) unless (i) the Company delivers to Purchaser a written notice at least five (5) trading days prior to the closing of such Subsequent Financing (the “Subsequent Financing Notice”) of its intention to effect such Subsequent Financing; and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth (5th) trading day after the delivery of the Subsequent Financing Notice of its willingness to provide, subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Financing Notice. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and attached to which shall be a term sheet or similar document relating thereto.

(b) Notwithstanding the foregoing, Purchaser’s right to participate in a Subsequent Financing is limited by (i) the rights granted to the Other Investors to participate in the Subsequent Financing on the same terms as Purchaser; and (ii) the rights granted to the Purchaser and the Other Investors as a group is limited to 60% of the aggregate financing offered in a Subsequent Financing. Therefore, Purchaser may participate in up to 25% (60% multiplied 41.67%, the Purchaser’s pro rata contribution to the aggregate amount of financing contemplated in the February Transaction Documents); provided however, that the Company may, at its discretion, allow the Purchaser to participate at a greater percentage. Notwithstanding the foregoing, if no Other Investors participate in a Subsequent Financing, Purchaser, at its sole discretion, may contribute up to 60% of the aggregate financing offered in a Subsequent Financing.

(c) If Purchaser fails to notify the Company of its willingness to participate in the Subsequent Financing, the Company may affect the Subsequent Financing on the same material terms set forth in the Subsequent Financing Notice. If the Subsequent Financing is not consummated for any reason on the same material terms set forth in the Subsequent Financing Notice within 60 calendar days after delivery of the Subsequent Financing Notice, then the Company must provide the Purchaser with a new Subsequent Financing Notice, and the Purchaser will again have the right of first refusal set forth above in this Section 6.20.

(d) Notwithstanding the foregoing, this Section 6.20 shall not apply in respect of the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise of or conversion of any convertible securities, options or warrants issued and outstanding on the date of this Agreement; or (c) securities issued pursuant to any acquisition or strategic transactions, provided that such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company or any of Company’s subsidiaries and in which the Company receives benefits in additional to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.”

3.4 Incorporation.  The terms of this Section 3 shall be incorporated throughout the Securities Purchase Agreement.

4. Note.

The Company shall issue the Purchaser an Amended and Restated Note which is attached and incorporate herein as Exhibit C. The Amended and Restated Note shall include the following changes:

4.1 Defined Terms. Defined terms not defined in this Section 4 shall have the meaning set forth in the Note.

4.2 The Maturity date shall be February 1, 2008.

4.3 The “Amortizing Principal Amount” shall be $2,106,069.44, which shall include (i) $1,140,000 of the original principal amount of the Note; (ii) $860,000 of the amounts released from the Restricted Account to the Borrower pursuant to this Supplement; and (iii) 106,069.44, the amount of interest accrued on the Principal Amount from April 1, 2005 until the date hereof.

4.4 The Monthly Principal Amount shall be $67,937.72.

5. Registration Rights Agreement.

5.1 Defined Terms. Defined terms not defined in this Section 5 shall have the meaning set forth in the Registration Rights Agreement.

5.2 Section 1 shall be amended by replacing the following definitions in their entirety with the following:

“‘Effectiveness Date’ means (i) with respect to the initial Registration Statement required to be filed hereunder, a date no later than one hundred and five (105) days following the date of this Supplement; and (ii) with respect to each additional Registration Statement required to be filed hereunder, a date no later than sixty (60) days following the Filing Date.
‘Filing Date’ means, with respect to (i) the Initial Registration Statement required to be filed hereunder, a date no later than 30 days following the date of this Supplement; and (ii) with respect to shares of Common Stock issuable to the Holder as a result of adjustments to the Fixed Conversion Price made pursuant to Section 3.4 of the Secured Convertible Term Note or Section 4 of the Warrant or otherwise, sixty (60) days after the occurrence of such event.

‘Registrable Securities’ means the shares of Common Stock issued or issuable upon (i) the conversion of the Amortizing Principal Amount of the Note; (ii) the exercise of the Warrant; (iii) the conversion or exercise of the principal amount of the notes and warrants issued to the Other Investors on the same terms and conditions of the Notes and Warrant; and (iv) the exercise of the warrants, issued by the Company as of the date of this Supplement, to purchase up to 991,667 shares of Common Stock.”

5.3 Section 2(b) of the Registration Rights Agreement shall be amended by adding the following sentence:

“Notwithstanding the foregoing, if the Company incurs any fees, penalties or liquidated damages pursuant to this Section 2(b) because of any delay that is caused by the SEC’s belief that the transaction contemplated by this Supplement is inconsistent with the guidance set out in the Corporation Finance Division’s guidance on PIPE transactions (3.S.) contained in the March 1999 Supplement of the Corporation Finance Telephone Interpretations, then the Company will only be required to pay the Purchaser 50% of the total fees, penalties or liquidated damages incurred as a result of such delay.”

5.4 Incorporation.  The terms of this Section 5 shall be incorporated throughout the Registration Rights Agreement.

6. Warrant.

6.1 Defined Terms. Defined terms not defined in this Section 6 shall have the meaning set forth in the Warrant

6.2 Section 14 of the Warrant shall be amended by adding the following to the end of the sentence:

“during the term of that certain Amended and Restated Secured Convertible Term Note, dated July 14, 2005.”

6.3 Incorporation.  The terms of this Section 6 shall be incorporated throughout the Warrant.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		PURCHASER:

ELINEAR, Inc.

By:		By:
Name:	Michael Lewis	Name:
Title:	Chief Executive Officer	Title: